EXHIBIT 11.1

STATEMENT OF COMPUTATION OF
BASIC EARNINGS AND DILUTED
EARNINGS PER SHARE



YEAR ENDED MARCH 31,                      2005          2004          2003
                                      -----------   -----------   -----------
Net income from continuing operations $ 2,469,000 $ 4,753,000 $ 4,063,000 Discontinued operations:
 Gain on disposal                            -             -          745,000
                                      -----------   -----------   -----------
Net income                            $ 2,469,000   $ 4,753,000   $ 4,808,000
                                      ===========   ===========   ===========

BASIC:
  Weighted average number of
   common shares basic                  4,296,525     4,157,081     4,501,342
Basic earnings per share from
  continuing operations                     $0.57         $1.14         $0.90
Basic gain per share on disposal of
  discontinued operations                     -             -            0.17
                                      -----------   -----------   -----------
Basic earnings per share                    $0.57         $1.14         $1.07
                                      ===========   ===========   ===========


DILUTED:
 Common and common equivalent shares
  outstanding:
   Weighted average number of common
    shares basic                        4,296,525     4,157,081     4,501,342
   Common stock equivalents from
    options computed utilizing the
    treasury-stock method based on the
    average fair market value of common
    stock during the period               177,586       207,602       210,078
                                      -----------   -----------   -----------
Weighted average number of common and
  common equivalent shares   diluted    4,474,111     4,364,683     4,711,420

Diluted earnings per share from
  continuing operations                     $0.55         $1.09         $0.86
Diluted gain per share on disposal of
  discontinued operations                     -             -            0.16
                                      -----------   -----------   -----------
Diluted earnings per share                  $0.55         $1.09         $1.02
                                      ===========   ===========   ===========